RULE 10f-3
Hotchkis & Wiley Funds

The following security was purchased pursuant to Rule 10f-3 and all requirements of the
Rule 10f-3 Procedures of the Funds:

Fund:  Hotchkis & Wiley Small Cap Value Fund
Trade Date:  05/23/2013
Issuer:  Ply Gem Holdings, Inc.
Cusip:  72941W100
Shares/Par:  10,000
Offering Price:  $21.00
Spread as % of price:  6.66%
Cost:  $210,000
Dealer Executing Trade:  JP Morgan Securities
% of Offering:  0.0633%
Syndicate Members:  Managers - JPMorgan, Credit Suisse, Goldman Sachs, UBS, Deutsche Bank
Co-Managers - Stephens, Zelman Partners, BB&T Capital Markets

Fund:  Hotchkis & Wiley Capital Income Fund
Trade Date:  05/23/2013
Issuer:  Ply Gem Holdings, Inc.
Cusip:  72941W100
Shares/Par:  263
Offering Price:  $21.00
Spread as % of price:  6.66%
Cost:  $5,523
Dealer Executing Trade:  JP Morgan Securities
% of Offering:  0.0017%
Syndicate Members:  Managers - JPMorgan, Credit Suisse, Goldman Sachs, UBS, Deutsche Bank
Co-Managers - Stephens, Zelman Partners, BB&T Capital Markets

Fund:  Hotchkis & Wiley Global Value Fund
Trade Date:  05/23/2013
Issuer:  Ply Gem Holdings, Inc.
Cusip:  72941W100
Shares/Par:  37
Offering Price:  $21.00
Spread as % of price:  6.66%
Cost:  $777
Dealer Executing Trade:  JP Morgan Securities
% of Offering:  0.0002%
Syndicate Members:  Managers - JPMorgan, Credit Suisse, Goldman Sachs, UBS, Deutsche Bank
Co-Managers - Stephens, Zelman Partners, BB&T Capital Markets